UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 18, 2011

McDONALD’S CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	1-5231	36-2361282
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One McDonald’s Plaza

Oak Brook, Illinois

(Address of Principal Executive Offices)

60523

(Zip Code)

(630) 623-3000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.

The following is a brief description of each matter voted upon at McDonald’s Corporation’s (“McDonald’s”) Annual Shareholders’ Meeting held on May 19, 2011, as well as the number of votes cast with respect to each matter.

Each of the five directors proposed by McDonald’s for re-election was elected by the following votes to serve until McDonald’s 2014 Annual Shareholders’ Meeting or until his or her respective successor has been elected and qualified. The voting results were as follows:

Director Name	Votes For	Votes Against	Abstentions	Broker Non-Votes
Susan E. Arnold	686,751,318	18,878,567	1,841,444	155,615,994
Richard H. Lenny	686,786,867	18,854,484	1,829,978	155,615,994
Cary D. McMillan	695,631,803	9,970,225	1,869,301	155,615,994
Sheila A. Penrose	699,266,491	6,372,166	1,832,672	155,615,994
James A. Skinner	690,193,162	15,484,520	1,793,647	155,615,994

The proposal to approve the appointment of Ernst & Young LLP to serve as independent auditors for 2011 was approved by shareholders. The votes on this matter were as follows: 851,541,549 votes for; 9,168,039 votes against; and 2,377,735 abstentions. There were no broker non-votes on this matter.

The proposal regarding an advisory shareholder vote on executive compensation was approved by shareholders. The votes on this matter were as follows: 670,605,230 votes for; 32,380,201 votes against; 4,485,898 abstentions; and 155,615,994 broker non-votes.

The shareholders voted to approve holding annual shareholder votes on executive compensation. The votes on this matter were as follows: 581,004,845 votes for 1 Year; 4,086,645 votes for 2 Years; and 118,742,833 votes for 3 Years; 3,637,006 abstentions; and 155,615,994 broker non-votes.

The proposal to eliminate super-majority voting requirements in Article Twelfth of McDonald’s Restated Certificate of Incorporation by repealing such article was approved by shareholders. The votes on this matter were as follows: 843,615,551 votes for; 14,630,430 votes against; 4,841,342 abstentions. There were no broker non-votes on this matter.

The proposal to eliminate super-majority voting requirements in Article Thirteenth of McDonald’s Restated Certificate of Incorporation was approved by shareholders. The votes on this matter were as follows: 845,006,119 votes for; 13,177,175 votes against; 4,904,029 abstentions. There were no broker non-votes on this matter.

The proposal to eliminate the super-majority voting requirement in Article Fourteenth of McDonald’s Restated Certificate of Incorporation was approved by shareholders. The votes on this matter were as follows: 844,656,987 votes for; 13,429,904 votes against; 5,000,432 abstentions. There were no broker non-votes on this matter.

The shareholder proposal to declassify McDonald’s board was approved by shareholders. The votes on this matter were as follows: 544,954,545 votes for; 158,200,009 votes against; 4,316,775 abstentions; and 155,615,994 broker non-votes.

The shareholder proposal relating to the use of controlled atmosphere stunning was not approved by shareholders. The votes on this matter were as follows: 21,898,088 votes for; 532,234,396 votes against; 153,338,845 abstentions; and 155,615,994 broker non-votes.

The shareholder proposal relating to a report on children’s nutrition was not approved by shareholders. The votes on this matter were as follows: 39,733,965 votes for; 511,725,084 votes against; 156,012,280 abstentions; and 155,615,994 broker non-votes.

The shareholder proposal relating to a report on beverage containers was not approved by shareholders. The votes on this matter were as follows: 162,708,811 votes for; 392,191,720 votes against; 152,570,798 abstentions; and 155,615,994 broker non-votes.

Item 7.01. Regulation FD Disclosure.

On May 19, 2011, McDonald’s issued an Investor Release announcing that on May 18, 2011 the Board of Directors declared a quarterly cash dividend. A copy of the Investor Release is attached as Exhibit 99 to this Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.
99	Investor Release of McDonald’s Corporation issued May 19, 2011:

McDonald’s Announces Quarterly Cash Dividend

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

McDONALD’S CORPORATION (Registrant)

Date: May 23, 2011	By:	/s/ Denise A. Horne
Denise A. Horne Corporate Vice President – Associate General Counsel and Assistant Secretary

Exhibit Index

Exhibit No. 99	Investor Release of McDonald’s Corporation issued May 19, 2011:
McDonald’s Announces Quarterly Cash Dividend